Filed pursuant to Rule 424(b)(2)
Registration No. 333-265877

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 28, 2022)

$1,000,000,000

State Street Corporation

4.993% Senior Notes due 2027

This is an offering of $1,000,000,000 aggregate principal amount of 4.993% senior notes due 2027 (the “notes”) of State Street Corporation (“State Street”).

The notes will mature on March 18, 2027. The notes will bear interest from and including March 18, 2024 at an annual rate of 4.993%, payable semiannually in arrears, on March 18 and September 18 of each year, beginning on September 18, 2024.

On or after February 18, 2027, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

There is no sinking fund for the notes. The notes are unsecured and will rank equally with all other existing and future senior unsecured indebtedness of State Street.

The notes are not bank deposits, and are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-9.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, the FDIC or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price(1)	100.000%	$1,000,000,000
Underwriting discount	0.200%	$2,000,000
Proceeds, before expenses, to State Street Corporation(1)	99.800%	$998,000,000

(1)	Plus accrued interest, if any, from March 18, 2024, if settlement occurs after that date.

The notes will not be listed on any securities exchange. Currently, there is no public trading market for the notes. The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company and its direct participants, including Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking S.A., on or about March 18, 2024.

Joint Book-Running Managers

Morgan Stanley	Blaylock Van, LLC	Scotiabank	UBS Investment Bank

Co-Managers

Cabrera Capital Markets LLC	CAVU Securities	Mischler Financial Group, Inc.	Tigress Financial Partners

The date of this prospectus supplement is March 13, 2024.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information” on page S-31.

In this prospectus supplement, “State Street,” “we,” “our,” “ours” and “us” refer to State Street Corporation, a bank holding company headquartered in Boston, Massachusetts that has elected to be treated as a financial holding company under the Bank Holding Company Act of 1956, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “State Street Bank” mean State Street Bank and Trust Company, State Street Corporation’s principal banking subsidiary. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

We are responsible only for the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or information contained in a free writing prospectus that we authorize to be delivered to you. This prospectus supplement and the accompanying prospectus may be used only for the purpose for which they have been prepared. No one is authorized to give you information other than that contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference into this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information. We do not, and the underwriters do not, take responsibility for any other information that others may give you.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where such an offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein may contain statements that are considered “forward-looking statements” within the meaning of U.S. securities laws, including statements about our goals and expectations regarding our business, financial and capital condition, results of operations, strategies, cost savings and transformation initiatives, investment portfolio performance, climate, dividend and stock purchase programs, acquisitions, outcomes of legal proceedings, market growth, joint ventures and divestitures, client growth, new technologies, services and opportunities, sustainability and impact, human capital, as well as industry, governmental, regulatory, economic and market trends, initiatives and developments, the business environment and other matters that do not relate strictly to historical facts. Terminology such as “expect,” “outlook,” “will,” “goal,” “target,” “strategy,” “may,” “estimate,” “plan,” “intend,” “objective,” “forecast,” “believe,” “priority,” “anticipate,” “seek,” and “trend,” or similar statements or variations of such terms, are intended to identify forward-looking statements, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the U.S. and global economies, regulatory environment and the equity, debt, currency and other financial markets, as well as factors specific to State Street and its subsidiaries, including State Street Bank. Factors that could cause changes in the expectations or assumptions on which forward-looking statements are based cannot be foreseen with certainty and include, but are not limited to:

Strategic Risks

•	We are subject to intense competition, which could negatively affect our profitability;

•	We are subject to significant pricing pressure and variability in our financial results and our assets under custody and/or administration and our assets under management;

•

Our development and completion of new products and services, including State Street Alpha® and those related to digital assets and artificial intelligence, may impose costs on us, involve dependencies on third parties and may expose us to increased operational, model and other risks;

•

Acquisitions, strategic alliances, joint ventures and divestitures, and the integration, retention and development of the benefits of these transactions, including the consolidation of our operations joint ventures in India, pose risks for our business; and

•	Competition for qualified members of our workforce is intense, and we may not be able to attract and retain the highly skilled people we need to support our business.

Financial Market Risks

•

We could be adversely affected by political, geopolitical, economic and market conditions, including, for example, as a result of liquidity or capital deficiencies (actual or perceived) by other financial institutions and related market and government actions, the Israel-Hamas war, ongoing war in Ukraine, major political elections globally, actions taken by central banks to address inflationary and growth pressures, monetary policy tightening, periods of significant volatility in valuations and liquidity or other disruptions in the markets for equity, fixed income and other assets classes globally or within specific markets;

•

We have significant global operations and clients that can be adversely impacted by disruptions in key global economies, including local, regional and geopolitical developments affecting those economies;

•

Our investment securities portfolio, consolidated financial condition and consolidated results of operations could be adversely affected by changes in the financial markets, governmental action or monetary policy. For example, among other risks, increases in prevailing interest rates or market conditions have led, and were they to occur in the future could further lead to reduced levels of client deposits and resulting decreases in our net interest income or to portfolio management decisions resulting in reductions in our capital or liquidity ratios;

•	Our business activities expose us to interest rate risk;

•

We assume significant credit risk of counterparties, who may also have substantial financial dependencies on other financial institutions, and these credit exposures and concentrations could expose us to financial loss;

•

Our fee revenue represents a significant portion of our revenue and is subject to decline based on, among other factors, market and currency declines, investment activities and preferences of our clients and their business mix;

•	If we are unable to effectively manage our capital and liquidity, our financial condition, capital ratios, results of operations and business prospects could be adversely affected;

•

Our calculations of risk exposures, total risk-weighted assets (“RWA”) and capital ratios depend on data inputs, formulae, models, correlations and assumptions that are subject to change, which could materially impact our risk exposures, our total RWA and our capital ratios from period to period;

•	We may need to raise additional capital or debt in the future, which may not be available to us or may only be available on unfavorable terms; and

•

If we experience a downgrade in our credit ratings, or an actual or perceived reduction in our financial strength, our borrowing and capital costs, liquidity and reputation could be adversely affected.

Compliance and Regulatory Risks

•	Our business and capital-related activities, including common share repurchases, may be adversely affected by regulatory requirements and considerations, including capital, credit and liquidity;

•

We face extensive and changing government regulation and supervision in the jurisdictions in which we operate, which may increase our costs and compliance risks and may affect our business activities and strategies;

•	Our businesses may be adversely affected by government enforcement and litigation;

•

Our businesses may be adversely affected by increased and conflicting political and regulatory scrutiny of asset management stewardship and corporate sustainability or environmental, social and governance practices;

•	Any misappropriation of the confidential information we possess could have an adverse impact on our business and could subject us to regulatory actions, litigation and other adverse effects;

•	Changes in accounting standards may adversely affect our consolidated results of operations and financial condition;

•	Changes in tax laws, rules or regulations, challenges to our tax positions and changes in the composition of our pre-tax earnings may increase our effective tax rate;

•	We could face liabilities for withholding and other non-income taxes, including in connection with our services to clients, as a result of tax authority examinations; and

•	Our businesses may be negatively affected by adverse publicity or other reputational harm.

Operational and Technology Risks

Our internal control environment may be inadequate, fail or be circumvented, and actual results may differ from those expressed as a result of a number of factors, including the manifestation of operational risk as follows:

•

Our business may be negatively affected by our failure to update and maintain our technology infrastructure, or otherwise meet the increasing resiliency expectations of our clients and regulators, or as a result of a cyber-attack or similar vulnerability in our or business partners’ infrastructure;

•

Our risk management framework, models and processes may not be effective in identifying or mitigating risk and reducing the potential for related losses, and a failure or circumvention of our controls and procedures, or errors or delays in our operational and transaction processing, or those of third parties, could have an adverse effect on our business, financial condition, operating results and reputation;

•

Shifting and maintaining operational activities to non-U.S. jurisdictions, changing our operating model and outsourcing to, or insourcing from, third parties may expose us to increased operational risk, geopolitical risk and reputational harm and may not result in expected cost savings or operational improvements;

•

Attacks or unauthorized access to our or our business partners’ or clients’ information technology systems or facilities, such as cyber-attacks or other disruptions to our or their operations, could result in significant costs, reputational damage and impacts on our business activities;

•	Long-term contracts and customizing service delivery for clients expose us to increased operational risk, pricing and performance risk;

•	We may not be able to protect our intellectual property or may infringe upon the rights of third parties;

•	The quantitative models we use to manage our business may contain errors that could adversely impact our business, financial condition, operating results and regulatory compliance;

•

Our reputation and business prospects may be damaged if investors in the collective investment pools we sponsor or manage incur substantial losses in these investment pools or are restricted in redeeming their interests in these investment pools;

•	Our efforts to improve our billing processes and practices are ongoing and may result in the identification of additional errors or areas for remediation;

•	The impacts of climate change, and regulatory responses, and disclosure requirements related to such risks, could adversely affect us; and

•

We may incur losses or face negative impacts on our business as a result of unforeseen events including terrorist attacks, natural disasters, climate change, pandemics, global conflicts, an abrupt banking crisis and other geopolitical events which may have a negative impact on our business and operations.

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed in this section and elsewhere in this prospectus supplement, the accompanying prospectus and documents incorporated herein by reference, including the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2023. Forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference should not be relied on as representing our expectations or assumptions as of any time subsequent to the date of this prospectus supplement, the date of the accompanying prospectus or the date of such document incorporated by reference, as applicable. Unless specifically required by law, we undertake no obligation to revise our forward-looking statements after the time they are made. The factors discussed herein are not intended to be a complete statement of all risks and uncertainties that may affect our businesses. We cannot anticipate all developments that may adversely affect our business or operations or our consolidated results of operations, financial condition or cash flows.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis on which investors evaluate State Street or an investment in the notes. Any investor in the notes should consider all risks and uncertainties disclosed in this prospectus supplement, the accompanying prospectus or in documents incorporated herein or therein by reference.

SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the notes. You should read this entire prospectus supplement and accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, which are described under “Where You Can Find More Information” on page S-31. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus or information incorporated by reference herein, you should rely on the information in this prospectus supplement.

State Street Corporation

State Street Corporation is a bank holding company that has elected to be treated as a financial holding company under the Bank Holding Company Act of 1956. State Street was organized in 1969 under the laws of the Commonwealth of Massachusetts. Through our subsidiaries, including our principal banking subsidiary, State Street Bank and Trust Company, we operate in more than 100 geographic markets worldwide, including in the U.S., Canada, Latin America, Europe, the Middle East and Asia. We provide a broad range of financial products and services to institutional investors worldwide, with $41.81 trillion of assets under custody and/or administration and $4.13 trillion of assets under management as of December 31, 2023. As of December 31, 2023, we had consolidated total assets of $297.26 billion, consolidated total deposits of $220.97 billion, consolidated total shareholders’ equity of $23.80 billion and approximately 46,000 employees.

Our operations are organized into two lines of business, Investment Servicing and Investment Management, which are defined based on products and services provided.

Our common stock is listed on The New York Stock Exchange under the ticker symbol “STT.” Our executive offices are located at One Congress Street, Boston, Massachusetts 02114, and our telephone number is (617) 786-3000.

Risk Factors

An investment in the notes involves certain risks. You should carefully consider the risks described in the “Risk Factors” section beginning on page S-9 of this prospectus supplement, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the notes thereto, before making an investment decision.

The Offering

Issuer	State Street Corporation

Securities Offered	$1,000,000,000 initial aggregate principal amount of 4.993% senior notes due 2027

Maturity Date	March 18, 2027

Ranking	The notes are unsecured and will rank equally with all of our other existing and future senior unsecured indebtedness.

Issue Date	March 18, 2024

Interest Rate	4.993% per annum

See “Description of the Notes—Interest.”

Interest Payment Dates	Interest on the notes will be payable semi-annually in arrears on each March 18 and September 18, beginning on September 18, 2024, and on the maturity date.

If the scheduled maturity date falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date. See “Description of the Notes—Interest.”

Record Dates	The regular record date for interest payments will be each March 3 and September 3 preceding the applicable interest payment date.

Sinking Fund	None

Optional Redemption	On or after February 18, 2027, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. See “Description of the Notes—Optional Redemption.”

Form	Fully-registered global notes in book-entry form

Minimum Denominations	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP Number	857477 CL5

ISIN	US857477CL59

Trustee	U.S. Bank Trust Company, National Association

Covenants	The terms of the notes will contain only very limited protections for holders of the notes. In particular, the notes will not place any restrictions on our or our subsidiaries’ ability to:

•	issue debt securities or otherwise incur additional indebtedness or other obligations ranking on a pari passu basis with the notes; or

•	conduct other transactions that may adversely affect the holders of the notes.

The terms of the notes will impose certain limitations on our ability to sell or otherwise dispose of or grant a security interest in or permit the issuance of any voting stock or any securities convertible or exercisable into voting stock of State Street Bank or of any subsidiary that owns voting stock of State Street Bank. See “Description of Debt Securities—Limitation Upon Disposition of Voting Stock of State Street Bank” in the accompanying prospectus.

Events of Default and Acceleration	The only events of default with respect to the notes are:

•	failure to pay principal, any premium or required interest for 30 days after it is due; and

•	certain events of insolvency or bankruptcy, whether voluntary or involuntary, with respect to State Street Corporation.

Only these events of default provide for a right of acceleration of the notes. No other events, including an event of insolvency or bankruptcy of State Street Bank or a default in the performance of any other covenant in the indenture governing the notes, will result in acceleration. See “Risk Factors—Risks Relating to the Notes—The notes provide only limited acceleration and enforcement rights.”

Further Issuances	We may, from time to time, create and issue additional notes, without the consent of the holders of the notes, on terms and conditions substantially identical to those of the notes offered by this prospectus supplement (except for the issue date, public offering price and amount and date of the first payment of interest thereon), which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the notes. See “Description of the Notes—Further Issuances.”

Use of Proceeds

We estimate that the net proceeds of this offering will be approximately $995.7 million, after deducting the underwriting discount and estimated expenses. We intend to use the net proceeds of this offering for general corporate purposes, which may include, without limitation, working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing of outstanding indebtedness, refinancing of outstanding capital securities, share repurchases (including, but not limited to, repurchases of our common stock), dividends, funding potential future acquisitions and satisfaction of other obligations. The precise amounts and timing of these uses of proceeds will depend on the funding requirements of us and our subsidiaries.

See “Use of Proceeds.”

Risk Factors	An investment in the notes involves certain risks. You should carefully consider the risks described in the “Risk Factors” section beginning on page S-9 of this prospectus supplement, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the notes thereto, before making an investment decision.

RISK FACTORS

An investment in the notes is subject to certain risks. You should carefully consider the following risk factors and other information contained in this prospectus supplement, in the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus, including our Annual Report on Form 10-K filed with the SEC on February 15, 2024, as supplemented or updated by our other filings with the SEC, before deciding whether this investment is suited to your particular circumstances.

Risks Relating to the Notes

The notes provide only limited acceleration and enforcement rights.

Under the Board of Governors of the Federal Reserve System’s (the “Federal Reserve”) final rule on total loss-absorbing capacity (“TLAC”), certain debt having a maturity greater than one year from issuance, referred to as long-term debt (“LTD”), and clean holding company requirements (the “TLAC Rule”), the eight U.S. global systemically important banks (“G-SIBs”), including State Street, are required to, among other things, maintain minimum amounts of TLAC and LTD satisfying certain eligibility criteria. The TLAC Rule disqualifies from eligible LTD, among other instruments, (i) debt securities that permit acceleration for reasons other than (a) upon the exercise of a right on one or more dates specified in the instrument governing such debt securities, (b) an insolvency or similar proceeding of the top-tier bank holding company or (c) a default in the payment of principal or interest continuing for 30 days or more and (ii) debt securities not governed by U.S. law. Debt securities issued by U.S. G-SIBs prior to December 31, 2016 that would otherwise be ineligible because (1) they contain otherwise impermissible acceleration clauses or (2) they are not governed by U.S. law are grandfathered by the TLAC Rule and are considered eligible LTD.

As a result of the TLAC Rule, we have modified the indenture under which our senior debt securities are issued to provide that, for senior debt securities issued on or after May 8, 2017 (including the notes offered hereby), unless otherwise specified for a particular series of senior debt securities, the only events of default will be payment defaults that continue for 30 days or more and the entry of State Street Corporation into insolvency or similar proceedings as described in the accompanying prospectus. As described in “Description of Debt Securities” in the accompanying prospectus and in “Description of the Notes – Events of Default,” no other breach of a covenant contained in the indenture governing the notes will give rise to an event of default, whether after notice, the passage of time or otherwise. As a consequence, if any such covenant breach occurs, neither the trustee nor the holders of the notes will be entitled to accelerate the maturity of the notes – that is, they will not be entitled to declare the principal of the notes to be immediately due and payable because of the covenant breach. These covenant breaches would include, among others, any breach of the covenants described under “Description of Debt Securities—Consolidation, Merger and Sale of Assets” or “Description of Debt Securities—Limitation Upon Disposition of Voting Stock of State Street Bank” in the accompanying prospectus. In addition, if any covenant breach occurs, neither the trustee nor holders of the notes will be entitled to enforce or seek any remedy, except as described under “Description of Debt Securities—Remedies if an Event of Default or Covenant Breach under the Senior Indenture Occurs” in the accompanying prospectus. Furthermore, a State Street Bank bankruptcy, insolvency or reorganization event, or the appointment of a custodian, receiver or other similar official with respect to State Street Bank or all or substantially all of its property, will not constitute an event of default or a covenant breach under the notes.

The limitations on events of default and acceleration rights described above do not apply to our senior debt securities issued prior to May 8, 2017. Therefore, if certain defaults or breaches occur, holders of our senior debt securities issued before May 8, 2017 may be able to accelerate their securities so that such securities become immediately due and payable, while the holders of the notes offered hereby would not be able to do so. In such an event, our obligation to repay such accelerated senior debt securities in full could adversely affect our ability to make timely payments on the notes. These limitations on the rights and remedies with respect to the notes could adversely affect the market value of the notes, especially during times of financial stress for us or our industry.

There are limited covenants in the indenture.

Neither we nor any of our subsidiaries are restricted from incurring additional indebtedness or other liabilities, including additional senior indebtedness, under the indenture governing the terms of the notes. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional indebtedness and other liabilities. In addition, we are not restricted under the indenture from paying dividends or issuing or repurchasing our securities.

In addition, there are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of Debt Securities—Consolidation, Merger and Sale of Assets” in the accompanying prospectus.

The notes will not be guaranteed by the FDIC, any other governmental agency or any of our subsidiaries. The notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the notes would have any claims to those assets.

The notes are not bank deposits and are not insured by the FDIC or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. The notes will be obligations of State Street Corporation only and will not be guaranteed by any of our subsidiaries, including State Street Bank, which is our principal banking subsidiary. The notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries (including deposits and liabilities to trade creditors), which means that creditors of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the notes would have any claims to those assets.

We and our subsidiaries have significant regulatory capital, leverage, liquidity and debt obligations; payments on the notes will depend on receipt of dividends and distributions from our subsidiaries.

We are a holding company and we conduct substantially all of our operations through subsidiaries, including State Street Bank, which is our principal banking subsidiary. We are also permitted, subject to certain restrictions under our existing indebtedness, to issue additional LTD and obtain working capital lines of credit to meet future financing needs. This would have the effect of increasing our total leverage. Furthermore, the indenture relating to the notes does not prohibit us or our subsidiaries from incurring additional secured or unsecured indebtedness. As of December 31, 2023, on a consolidated basis, our outstanding long-term indebtedness totaled approximately $18.7 billion (including approximately $16.2 billion of long-term senior indebtedness), and after giving effect to the issuance of the notes, would have totaled approximately $19.7 billion (including approximately $17.2 billion of long-term senior indebtedness).

We depend on dividends, distributions and other payments from our subsidiaries to fund payments on the notes. Further, the majority of our investments are held by our regulated subsidiaries. Our subsidiaries may be limited in their ability to make dividend payments or advance funds to us in the future because of the need to support their own capital levels. Federal banking laws regulate the amount of dividends that may be paid by State Street Bank, our principal banking subsidiary, without prior approval.

State Street is a G-SIB and an advanced approaches banking organization under the Federal Reserve’s U.S. Basel III capital rules. Among other things, State Street is required to maintain (1) a minimum common equity tier 1 (“CET1”) risk-based capital ratio of 4.5%; (2) a minimum tier 1 risk-based capital ratio of 6%; (3) a minimum total capital ratio of 8%; (4) a minimum tier 1 leverage ratio of 4%; and (5) a minimum supplementary leverage ratio (“SLR”) of 3%. In addition, to avoid any restrictions on capital distributions and discretionary bonus payments to certain senior executive officers, State Street must maintain or exceed the following capital buffers: (1) a stress capital buffer (“SCB”) (currently set at 2.5%) and a countercyclical capital buffer (currently set at 0%); (2) a G-SIB surcharge (currently set at 1%); and (3) an enhanced SLR (i.e., an SLR buffer) of 2%. We are also subject to the TLAC Rule. Certain of these requirements are explained in further detail below.

For more information on the expanded risk-based capital rules proposed by the U.S. federal banking agencies (“Basel III Endgame Proposal”), see “Regulatory Capital” under Part I, Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2023, incorporated by reference herein. Based on our current understanding of the Basel III Endgame Proposal, we estimate that, if the expanded risk-based approach had been applied on a fully phased-in basis as of December 31, 2023, and in the absence of taking any actions to mitigate its impact, our expanded risk-based approach RWA as of that date would have been approximately 15% higher than our actual standardized approach RWA as of that date.

Any estimate of how the expanded risk-based approach may impact us is subject to uncertainty, as actual results may differ from the anticipated results and may be materially affected by and dependent on a range of factors, including business performance, future capital actions, the results of future supervisory stress tests, and interpretations (including changes in interpretations) of, and potential modifications by the U.S. federal banking agencies to, the proposal.

Supplementary Leverage Ratio

Federal Reserve regulations require (i) a G-SIB such as State Street to maintain an SLR of at least 5%, consisting of a minimum requirement of 3% and an additional 2% buffer, in order to avoid any limitations on distributions to shareholders and discretionary bonus payments to certain executives and (ii) the insured depository institution subsidiaries of a G-SIB (in our case, State Street Bank) to maintain an SLR of at least 6% to be considered well-capitalized. The SLR differs from the tier 1 leverage ratio in that “total leverage exposure,” which is the denominator of the SLR, includes both on-balance sheet and certain off-balance sheet exposures.

Under the Federal Reserve’s and the other U.S. federal banking agencies’ final rule, as required by the Economic Growth, Regulatory Relief, and Consumer Protection Act (the “EGRRCPA”), central bank deposits are excluded from a custodial banking organization’s, including State Street’s, total leverage exposure in an amount equal to the lesser of (i) the total amount of funds the custodial banking organization and its consolidated subsidiaries have on deposit at qualifying central banks and (ii) the total amount of client funds on deposit at the custodial banking organization that are linked to fiduciary or custodial and safekeeping accounts.

Supervisory Stress Test and Stress Capital Buffer

In 2020, the Federal Reserve’s final rule integrated its annual capital planning and stress testing requirements with certain ongoing regulatory capital requirements and introduced the SCB for certain bank holding companies, including us. In the standardized approach, the SCB replaced the fixed capital conservation buffer of 2.5% with a buffer based on stress test results. The standardized approach SCB equals the greater of (i) the maximum decline in our CET1 capital ratio under the severely adverse scenario over the supervisory stress test measurement period, plus the ratio of (A) the sum of the dollar amount of our planned common stock dividends for the fourth through seventh quarters of the supervisory stress test projection period to (B) our projected risk-weighted assets for the quarter in which our projected CET1 capital ratio reaches its minimum in the supervisory stress test; and (ii) 2.5%. Our SCB calculated under the 2023 supervisory stress test was below the 2.5% minimum, resulting in an SCB at that floor, which went into effect on October 1, 2023 and will run through September 30, 2024.

G-SIB Surcharge

The eight U.S. bank holding companies deemed to be G-SIBs, including us, are required to calculate their G-SIB surcharge annually according to two methods, and are then bound by the higher of the two surcharges. Under Method 1, the Federal Reserve assesses systemic importance based upon five equally-weighted components: size, interconnectedness, complexity, cross-jurisdictional activity and substitutability. Under Method 2, the Federal Reserve alters the calculation from Method 1 by factoring in a short-term wholesale funding score in place of substitutability and applying fixed coefficients to each of the five components. Method 2 is the binding methodology for us as of December 31, 2023. Our current G-SIB surcharge, through December 31, 2025, is 1.0%.

As noted above, our G-SIB surcharge must be calculated annually, and year-over-year changes in our Method 1 or Method 2 G-SIB scores may therefore result in changes to our G-SIB surcharge. If our Method 1 or Method 2 score changes year-over-year such that we would become subject to a higher surcharge, the higher surcharge would not become effective for two years from the “as of” date (e.g., a higher surcharge calculated as of December 31, 2023 would not become effective until January 1, 2026). If, however, our Method 1 or Method 2 score changes year-over-year such that we would become subject to a lower surcharge, we would be subject to the lower surcharge beginning one full year from the “as of” date (e.g., a lower surcharge calculated as of December 31, 2023 would become effective January 1, 2025).

On July 27, 2023, the Federal Reserve issued its proposed rule to implement adjustments to the surcharge for U.S. G-SIBs (“G-SIB Surcharge Proposal”). The G-SIB Surcharge Proposal includes various technical revisions to the G-SIB capital surcharge methodology and would revise the resulting Method 2 G-SIB capital surcharge from 0.5-percentage point increments to 0.1-percentage point increments. The Federal Reserve is proposing an effective date two calendar quarters after the date of adoption of a final rule.

TLAC Rule

Among other things, the TLAC Rule requires State Street to comply with minimum requirements for external TLAC and external LTD. Specifically, since January 2023, State Street must hold (1) combined eligible tier 1 regulatory capital and LTD in the amount equal to the greater of 21.5% of total RWA (18.0% minimum plus a 2.5% capital conservation buffer plus a G-SIB surcharge calculated for these purposes under Method 1 of 1.0% plus any applicable counter-cyclical buffer, which is currently 0%) and 9.5% of total leverage exposure (7.5% minimum plus the enhanced SLR buffer of 2.0%), as defined by the SLR rule; and (2) qualifying external LTD equal to the greater of 7.0% of RWA (6.0% minimum plus a G-SIB surcharge calculated for these purposes under Method 2 of 1.0%) and 4.5% of total leverage exposure, as defined by the SLR rule.

Additionally, certain large banking organizations, such as State Street and State Street Bank, are required to make deductions from regulatory capital for investments in certain unsecured debt instruments issued by bank holding companies and U.S. intermediate holding companies of foreign banks that are subject to the Federal Reserve’s TLAC and LTD requirements, as well as foreign G-SIBs.

Other Requirements

We are also subject to various other capital, liquidity and prudential standards. For example, the U.S. federal banking regulators issued a final rule that, among other things, implements the standardized approach for counterparty credit risk (“SA-CCR”), a methodology for calculating the exposure amount for derivative contracts under the U.S. regulatory capital rules. The final rule also requires us to incorporate the SA-CCR into the calculation of our total leverage exposure for the purpose of calculating our SLR.

In addition to the capital standards described above, the U.S. Basel III rules adopted by the U.S. banking regulators include two quantitative liquidity standards: the Liquidity Coverage Ratio (“LCR”) and the Net Stable Funding Ratio (“NSFR”). The LCR is designed to ensure that large banking organizations hold high-quality liquid assets sufficient to cover net cash outflows arising from significant stress over 30 calendar days. The NSFR requires large banking organizations to maintain sufficiently stable sources of funding over a one-year time horizon.

We also must comply with the Federal Reserve’s final rules establishing single-counterparty credit limits (“SCCL”) for large banking organizations. U.S. G-SIBs, including State Street, are subject to a limit of 15% of tier 1 capital for aggregate net credit exposures to any “major counterparty” (defined to include other U.S. G-SIBs, foreign G-SIBs and nonbank systemically important financial institutions supervised by the Federal Reserve). We are also subject to a limit of 25% of tier 1 capital for aggregate net credit exposures to any other unaffiliated counterparty.

Maintaining the capital and liquidity levels required by the Basel III final rule, meeting the requirements of the TLAC and SCCL final rules and complying with any future regulatory requirements, such as the Basel III Endgame Proposal and G-SIB Surcharge Proposal, may reduce our profitability and performance measures or adversely affect the ability of State Street Bank to make distributions or pay dividends to State Street. As a result, our ability to make payments on the notes when due could be adversely affected.

Our preferred single point of entry resolution strategy could adversely affect our liquidity and financial condition and our ability to make payments on the notes when due.

In the event of material financial distress or failure, our preferred resolution strategy is the single point of entry strategy. Our resolution plan, including our implementation of the single point of entry strategy with a secured support agreement, involves important risks, including that: (1) the single point of entry strategy and the obligations under the related secured support agreement may result in the recapitalization of and/or provision of liquidity to State Street Bank and our other material entities and the commencement of bankruptcy proceedings by State Street Corporation at an earlier stage of financial stress than might otherwise occur without such mechanisms in place; (2) an expected effect of the single point of entry strategy, together with the TLAC Rule, is that State Street Corporation’s losses will be imposed on its shareholders and the holders of external LTD (including the notes) and other forms of TLAC securities currently outstanding or issued in the future by State Street Corporation, as well as on any other of our creditors, before any of our losses are imposed on the holders of the debt securities of certain of State Street Corporation’s operating subsidiaries or any of their depositors or creditors and before U.S. taxpayers are put at risk; (3) there can be no assurance that there would be sufficient recapitalization resources available to ensure that State Street Bank and our other material entities are adequately capitalized following the triggering of the requirements to provide capital and/or liquidity under the support agreement; and (4) there can be no assurance that credit rating agencies, in response to our resolution plan or the support agreement, will not downgrade, place on negative watch or change their outlook on our debt credit ratings, generally or on specific debt securities (including the notes). In the event that recapitalization actions were taken and were unsuccessful in stabilizing State Street Bank and our other material entities, equity and debt holders of State Street Corporation would likely, as a consequence, be in a worse position and suffer greater losses than would have been the case under a different resolution strategy.

In the event that we enter bankruptcy or resolution proceedings, holders of our unsecured debt securities, including the notes, would be at risk of absorbing our losses.

The notes are intended to satisfy the criteria for the external LTD that we are required to maintain under the TLAC Rule so that State Street Corporation’s losses will be imposed on its shareholders and the holders of external LTD (including the notes) and other forms of TLAC securities currently outstanding or issued in the future by State Street Corporation, as well as on any other of our creditors, before any of our losses are imposed on the holders of the debt securities of certain of State Street Corporation’s operating subsidiaries or any of their depositors or creditors and before U.S. taxpayers are put at risk. As a result, the execution of our preferred single point of entry resolution strategy in a proceeding under the U.S. Bankruptcy Code or the FDIC’s “orderly liquidation authority” under Title II of the Dodd-Frank Act will likely result in the holders of the notes absorbing State Street Corporation’s losses.

Our entry into resolution proceedings may affect the priority of the notes.

In the event that State Street Corporation enters into resolution proceedings pursuant to the FDIC’s “orderly liquidation authority” under Title II of the Dodd-Frank Act, your ability to recover the full amount that would otherwise be payable on the notes in a proceeding under the U.S. Bankruptcy Code may be impaired.

Title II of the Dodd-Frank Act created a resolution regime known as “orderly liquidation authority” to which financial companies, including bank holding companies such as State Street Corporation, can be subjected. Under the orderly liquidation authority, the FDIC may be appointed as receiver for a financial company for purposes of liquidating the entity if the Secretary of the Treasury, together with two-thirds of the members of the Federal Reserve and, in the case of a bank holding company like State Street Corporation, two-thirds of the FDIC’s Board of Directors, determines that the entity is in severe financial distress and that the entity’s failure would have serious adverse effects on the U.S. financial system. Absent any such determinations, State Street as a bank holding company would remain subject to the U.S. Bankruptcy Code.

If the FDIC is appointed as receiver under the orderly liquidation authority, then provisions of the Dodd-Frank Act, rather than the U.S. Bankruptcy Code, would determine the powers of the receiver and the rights and obligations of creditors and other parties who have dealt with the institution. There are substantial differences in the possible treatment of creditors under the orderly liquidation authority compared to that under the U.S. Bankruptcy Code, including the right of the FDIC to treat similarly situated creditors differently in certain circumstances, the use of an administrative claims procedure to determine creditors’ claims (as opposed to the judicial procedure utilized in bankruptcy proceedings) and the right of the FDIC to transfer claims to a third party or “bridge” entity. In certain circumstances under the orderly liquidation authority, the FDIC could elect to pay certain claims in full, transfer certain claims to a third party or bridge entity and leave other claims behind in a receivership, even if these claims all rank equally, if the FDIC determines such actions are necessary to facilitate a smooth and orderly liquidation of the institution. In such circumstances, the various claimants may receive different recoveries with respect to their respective claims. The only statutory requirement that relates to such discrimination as between similarly situated creditors is that no creditor shall be worse off than if the institution had been liquidated under the bankruptcy code or similar insolvency law. There is no requirement that the FDIC obtain creditors’ consent to, or seek prior court review of, its actions. A receivership under the orderly liquidation authority could also lead to a large reduction or total elimination of the value of the financial company’s outstanding equity. For example, the FDIC could follow a single point of entry approach and transfer the assets of a financial company in receivership to a newly created bridge entity, the equity of which could be distributed to certain of the financial company’s creditors in satisfaction of their claims, with pre-existing equity holders receiving nothing. The orderly liquidation authority provides the FDIC with authority to cause shareholders and creditors of the financial company in receivership to bear losses before taxpayers are exposed to such losses, and amounts owed to the U.S. government would generally receive a statutory payment priority over the claims of private creditors, including senior creditors.

While the FDIC has issued regulations to implement the orderly liquidation authority, not all aspects of how the FDIC might exercise this authority are known and there may be additional rulemaking. Further, it is uncertain how the FDIC might exercise its discretion under the orderly liquidation authority in a particular case.

Holders of the notes could be at greater risk of being structurally subordinated if State Street sells or transfers its assets substantially as an entirety to one or more of its subsidiaries.

With respect to any securities issued on or after May 8, 2017, including the notes, we may sell or transfer our assets substantially as an entirety, in one or more transactions, to one or more entities, provided that such properties and assets, taken together, are not sold or transferred substantially as an entirety to one or more persons that are not subsidiaries of ours. If we sell or transfer our assets substantially as an entirety to our subsidiaries, third-party creditors of our subsidiaries could have additional assets from which to recover on their claims while holders of the notes could be structurally subordinated to creditors of our subsidiaries with respect to such assets. See “Description of Debt Securities—Consolidation, Merger and Sale of Assets” in the accompanying prospectus.

A downgrade in our credit ratings, changes in the debt markets or other developments could limit our ability to obtain future financing, increase our borrowing costs and adversely affect the trading price and liquidity of the notes.

The trading price for the notes will depend on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our financial condition, financial performance and future prospects; and

•	the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes. In addition, we are subject to periodic review by independent credit rating agencies. An increase in the level of our outstanding indebtedness and regulatory considerations, including, without limitation, our single point of entry resolution strategy, or other events that could have an adverse impact on our financial condition or results of operations, may cause the rating agencies to downgrade, place on negative watch or change their outlook on our debt credit ratings generally, and the ratings on the notes, which could adversely impact the trading price, or the liquidity, of the notes. Any such downgrade, placement on negative watch or change in outlook could also adversely affect our cost of borrowing, limit our access to the capital markets or result in restrictive covenants in future debt agreements. The ratings on the notes may not reflect the potential impact of all risks related to structure, market, additional factors discussed above and other factors that may affect the value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the rating agency at any time.

An active trading market for the notes may not develop or may be limited.

The notes constitute a new issue of securities, for which there is currently no existing market, and an established trading market may never develop or may not be liquid. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the notes will develop, the ability of holders of the notes to sell their notes or the price at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in the notes. The underwriters, however, are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. Investors in the notes may not be able to sell the notes at all or may not be able to sell the notes at a price that will provide them with a yield comparable to similar investments that have a developed secondary market. If no active trading market develops for the notes or is limited, you may be unable to resell the notes at any price or at their fair market value and you may suffer from increased pricing volatility and market risk.

USE OF PROCEEDS

The net proceeds from this offering are expected to be approximately $995.7 million, after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering for general corporate purposes, which may include, without limitation, working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing of outstanding indebtedness, refinancing of outstanding capital securities, share repurchases (including, but not limited to, repurchases of our common stock), dividends, funding potential future acquisitions and satisfaction of other obligations. The precise amounts and timing of these uses of proceeds will depend on the funding requirements of us and our subsidiaries.

DESCRIPTION OF THE NOTES

The notes offered by this prospectus supplement will be issued by State Street Corporation under the indenture dated as of October 31, 2014, between State Street Corporation and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Original Indenture”), as amended and supplemented by the first supplemental indenture dated as of May 8, 2017 and the second supplemental indenture dated as of March 30, 2020 (the Original Indenture, as so supplemented, the “Indenture”). The accompanying prospectus provides a more complete description of the Indenture. The notes will be senior debt securities, as such term is used in the accompanying prospectus. The following description of the particular terms of the notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the senior debt securities in the accompanying prospectus, to which description we refer you.

General

The 4.993% senior notes due 2027 issued in this offering, which we refer to as the notes, initially will be limited to $1,000,000,000 aggregate principal amount. The notes will mature on March 18, 2027.

We will not pay any additional amounts on the notes to compensate any beneficial owner for any United States tax withheld from payments of principal or interest on the notes. There is no sinking fund for the notes. The notes are not convertible into, or exchangeable for, equity securities of State Street. The notes are subject to defeasance in the manner described under the heading “Description of Debt Securities—Defeasance” in the accompanying prospectus.

The notes will rank equally with all of State Street’s other existing and future senior unsecured indebtedness.

As of December 31, 2023, on a consolidated basis, our outstanding senior indebtedness totaled approximately $16.2 billion and, after giving effect to the issuance of the notes, would have totaled approximately $17.2 billion. We are able, subject to certain limitations, to incur additional senior indebtedness.

Interest

The notes will bear interest at a rate of 4.993% per annum. We will pay interest on the notes semiannually in arrears, on March 18 and September 18 of each year, beginning on September 18, 2024 (each such date, an “interest payment date”), and on the maturity date of the notes.

Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. If an interest payment date or the maturity date of the notes falls on a day that is not a business day, we will postpone the interest payment or the payment of principal and interest to the next succeeding business day, but the payment made on such date will be treated as having been made on the date that the payment was first due and the holders of the notes will not be entitled to any further interest or other payments with respect to such postponement.

The interest payable on the notes on any interest payment date, subject to certain exceptions, will be paid to the person in whose name the notes are registered at the close of business on the March 3 or September 3, whether or not a business day, immediately preceding the applicable interest payment date.

General

Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the paying agent or, in the event the notes are not represented by Global Notes (as defined below), at the office or agency of State Street maintained for such purpose in The City of Boston.

Optional Redemption

On at least 5 days’ but no more than 60 days’ prior written notice mailed to the registered holders of the notes, on or after February 18, 2027, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

Notwithstanding any of the foregoing, installments of interest on the notes that are due and payable on an interest payment date falling on or prior to the redemption date will be payable on the interest payment date to the registered holders thereof as of the close of business on the relevant record date in accordance with the notes and the Indenture. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes.

Events of Default

The following are “events of default” with respect to the notes (whatever the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)	default in the payment of any interest upon the notes when it becomes due and payable, and continuance of such default for a period of 30 days;

(2)	default in the payment of the principal of or any premium on the notes at their maturity, and continuance of such default for a period of 30 days;

(3)

the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of State Street in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of State Street or all or substantially all of its property, or ordering the winding up or liquidation of its affairs, and, in the case of either clause (A) or (B), the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(4)

the commencement by State Street of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the entry of a decree or order for relief in respect of State Street in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of State Street or of all or substantially all of its property, or the taking of corporate action by State Street in furtherance of any such action.

No other defaults under or breaches of the Indenture or the notes will result in an event of default, whether after notice, the passage of time or otherwise. However, certain events may give rise to a covenant breach, as described under the heading “Description of Debt Securities—Covenant Breaches under the Senior Indenture” in the accompanying prospectus.

If an event of default occurs and is continuing with respect to the notes, other than an event of default resulting from voluntary bankruptcy, insolvency or reorganization of State Street (or the consent by State Street to relief in an insolvency proceeding or to the appointment of a receiver), the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of all notes to be due and payable or deliverable immediately. The notes will automatically be accelerated upon the occurrence of an event of default resulting from voluntary bankruptcy, insolvency or reorganization of State Street (or the consent by State Street to relief in an insolvency proceeding or to the appointment of a receiver).

Notwithstanding any provision to the contrary in the Indenture, the bankruptcy, insolvency or reorganization of State Street Bank, whether in a voluntary or involuntary proceeding, will not constitute a default or event of default with respect to the notes.

At any time after the trustee or the holders of the notes have accelerated the notes, but before the trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of the outstanding notes may, under certain circumstances, rescind and annul such acceleration and any event of default giving rise to such declaration shall be deemed not to have occurred. See “Risk Factors—Risks Relating to the Notes—The notes provide only limited acceleration and enforcement rights.”

Further Issuances

We may from time to time create and issue additional notes on terms and conditions substantially identical to those of the notes offered by this prospectus supplement (except for the issue date, public offering price and amount and date of the first payment of interest thereon) without the consent of the holders of the notes, which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the notes. If the existing notes and the additional notes are not fungible for U.S. federal income tax purposes, a separate CUSIP number will be issued for any additional notes.

Modification and Waiver

The Indenture may, with certain exceptions as provided therein, be modified and amended by us and the trustee with the consent of holders of the notes affected by such modification or amendment who hold at least a majority in aggregate principal amount of the outstanding notes. In addition, the holders of the notes who hold at least a majority in aggregate principal amount of the outstanding notes of the notes may waive, on behalf of all holders of the notes, certain covenants and past defaults under the Indenture, except as described under the heading “Description of Debt Securities—Remedies if an Event of Default or Covenant Breach under the Senior Indenture Occurs” in the accompanying prospectus.

Delivery and Form

The notes will be represented by permanent global certificates (each a “Global Note” and collectively, the “Global Notes”) deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. (DTC’s partnership nominee). The notes will be available for purchase in denominations of $2,000 and integral multiples of $1,000 in excess thereof in book-entry form only. Unless and until certificated notes are issued under the limited circumstances described in the accompanying prospectus, no beneficial owner of a note shall be entitled to receive a definitive certificate representing the notes. So long as DTC or any successor depositary (collectively, the “Depositary”) or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

Clearance and Settlement Procedures

Initial settlement of the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

Trustee

U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, will act as trustee for the notes, which will be issued under the Indenture. The Indenture is described in the accompanying prospectus. You should read the accompanying prospectus for a general discussion of the terms and provisions of the Indenture.

MATERIAL U.S. FEDERAL TAX CONSEQUENCES

The following is a summary of material U.S. federal income tax considerations related to the purchase, ownership and disposition of the notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the “IRS”), so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with notes held as capital assets (generally for investment purposes) by a beneficial owner who purchases notes on original issuance at the initial offering price at which a substantial amount of the notes are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the “issue price.” This summary does not address all aspects of U.S. federal income taxes related to the purchase, ownership and disposition of the notes and does not address all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, banks and other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to U.S. holders (as defined below) of notes whose “functional currency” is not the U.S. dollar;

•

tax consequences to persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to their financial statements under Section 451 of the Code;

•	tax consequences to partnerships or other pass-through entities and their members;

•	tax consequences to certain former citizens or residents of the United States;

•	U.S. Medicare tax on net investment income or federal alternative minimum tax consequences, if any;

•	any state, local or foreign tax consequences; and

•	U.S. federal estate or gift taxes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors.

This summary of material U.S. federal income tax considerations is for general information only and is not tax advice for any particular investor. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of notes, that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons has the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner (other than a partnership or other pass-through entity) of notes that is not a U.S. holder. Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Consequences to U.S. Holders

Payments of Interest

It is anticipated, and this discussion assumes, that the issue price of the notes will be equal to the stated principal amount or, if the issue price is less than the stated principal amount, the difference will be a de minimis amount (as set forth in the applicable U.S. Treasury Regulations). In such case, interest on a note generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes. If, however, the issue price of the notes is less than the stated principal amount and the difference is more than a de minimis amount (as set forth in the applicable U.S. Treasury Regulations), a U.S. holder will be required to include the difference in income as original issue discount (“OID”) as it accrues in accordance with a constant yield method.

Sale, Redemption or Other Taxable Disposition of Notes

A U.S. holder generally will recognize gain or loss upon the sale, redemption or other taxable disposition of a note equal to the difference between the amount realized (except to the extent any amount realized is attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in income) and such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will generally be equal to the amount that such U.S. holder paid for the note decreased by the amount of any principal payments received by the U.S. holder with respect to such note. Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. If, at the time of the sale, redemption or other taxable disposition of the note, a U.S. holder is treated as holding the note for more than one year, such capital gain or loss will be a long-term capital gain or loss. Otherwise, such capital gain or loss will be a short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally is subject to U.S. federal income tax at a lower rate than short-term capital gain, which is taxed at ordinary income rates. A U.S. holder’s ability to deduct capital losses may be limited.

Assumption of our Obligations under the Notes

Under certain circumstances described in the accompanying prospectus under the heading “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” our obligations under the notes and the Indenture may be assumed by another person. An assumption by another person of our obligations under the notes and the Indenture might be deemed for U.S. federal income tax purposes to be an exchange by a holder of the notes for new notes, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holder. In certain circumstances, such an assumption might not be deemed an exchange for U.S. federal income tax purposes. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of interest on the notes and to the proceeds of a sale of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, generally by providing an IRS Form W-9 or an approved substitute, or if the U.S. holder is notified by the IRS that the U.S. holder has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Consequences to Non-U.S. Holders

Payments of Interest

In general, payments of interest on the notes to, or on behalf of, a non-U.S. holder will be considered “portfolio interest” and, subject to the discussions below of income effectively connected with a U.S. trade or business, backup withholding, and FATCA, will not be subject to U.S. federal income or withholding tax, provided that:

•

the non-U.S. holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	the non-U.S. holder is not, for U.S. federal income tax purposes, a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

•	the non-U.S. holder is not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

•

the non-U.S. holder provides its name, address, and taxpayer identification number, if any, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN, W-8BEN-E or other applicable form) or the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable U.S. Treasury Regulations. Special certification rules apply to non-U.S. holders that are pass-through entities.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest generally will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (i) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and includable in the non-U.S. holder’s gross income.

If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base, then, although the non-U.S. holder will be exempt from the 30% withholding tax (provided the certification requirements discussed above are satisfied), the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis at regular U.S. federal income tax rates, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Sale, Redemption or Other Taxable Disposition of Notes

Subject to the discussion below regarding backup withholding and FATCA, gain realized by a non-U.S. holder on the sale, redemption or other taxable disposition of a note will not be subject to U.S. income tax unless:

•

that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If a non-U.S. holder is described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, redemption or other taxable disposition of the notes at regular U.S. federal income tax rates, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to the branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% tax (unless an applicable income tax treaty provides otherwise) on the gain derived from the sale, redemption or other taxable disposition, which may be offset by certain U.S. source capital losses, even though such holder is not considered a resident of the United States.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest that we make, provided the certification described above in the last bullet point under “Consequences to Non-U.S. Holders—Payments of Interest” has been received and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, who is not an exempt recipient. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the certification described above has been received, and we do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, who is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS. The backup withholding and information reporting rules are complex, and non-U.S. holders are urged to consult their own tax advisors regarding application of these rules to their particular circumstances.

FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a 30% withholding tax on payments of interest on the notes if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise exempt from FATCA. While withholding under FATCA may also apply to gross proceeds from the sale or other disposition of the notes (including settlement of the notes at maturity), under proposed U.S. Treasury Regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued. Prospective investors are encouraged to consult their own tax advisors regarding the possible implications of FATCA on their investment in the notes.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to the underwriters named below, for whom Morgan Stanley & Co. LLC, Blaylock Van, LLC, Scotia Capital (USA) Inc. and UBS Securities LLC are acting as representatives, the following respective principal amounts of the notes:

Underwriter	Principal Amount of Notes
Morgan Stanley & Co. LLC	$200,000,000
Blaylock Van, LLC	$200,000,000
Scotia Capital (USA) Inc.	$200,000,000
UBS Securities LLC	$200,000,000
Cabrera Capital Markets LLC	$50,000,000
CAVU Securities LLC	$50,000,000
Mischler Financial Group, Inc.	$50,000,000
Tigress Financial Partners LLC	$50,000,000

Total	$1,000,000,000

The underwriting agreement provides that, subject to certain conditions, the underwriters are obligated to purchase all of the notes in the offering if they purchase any notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer the notes initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of up to 0.100% of the principal amount per note. Any underwriter may allow, and any such dealer may reallow, a concession of up to 0.050% of the principal amount per note to certain other dealers. After the initial public offering of the notes, the underwriters may change the public offering price and concession and discount to dealers.

The following table summarizes the compensation we will pay:

	Per Note	Total
Underwriting discount	0.200%	$2,000,000

We estimate that we will pay expenses of approximately $2.3 million in connection with this offering.

The notes are a new issue of securities with no established trading market. In addition, we have not applied and do not intend to list the notes on any securities exchange or to have the notes quoted on a quotation system. One or more of the underwriters intends to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

We have agreed to indemnify the several underwriters against liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments that the underwriters may be required to make in that respect.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect the future trading price of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed specified maximum prices.

•	Over-allotment involves sales by the underwriters of notes in excess of the number of notes the underwriters are obligated to purchase, which creates a syndicate short position.

•

Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

The underwriters expect to deliver the notes to purchasers on or about March 18, 2024, which will be the third business day following the pricing of the notes (such settlement cycle being herein referred to as “T + 3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T + 3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day preceding the settlement date should consult their own advisor.

The notes are offered for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers.

Selling Restrictions

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

In connection with the offering, Morgan Stanley & Co. LLC, Blaylock Van, LLC, Scotia Capital (USA) Inc. and UBS Securities LLC are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets

Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

In connection with the offering, Morgan Stanley & Co. LLC, Blaylock Van, LLC, Scotia Capital (USA) Inc. and UBS Securities LLC are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Korea

This prospectus supplement should not be construed in any way as our (or any of our affiliates or agents) soliciting investment or offering to sell the notes in the Republic of Korea (“Korea”). We are not making any representation with respect to the eligibility of any recipients of this prospectus supplement to acquire the notes under the laws of Korea, including, without limitation, the Financial Investment Services and Capital Markets Act (the “FSCMA”), the Foreign Exchange Transaction Act (the “FETA”), and any regulations thereunder. The notes have not been registered with the Financial Services Commission of Korea in any way pursuant to the FSCMA, and the notes may not be offered, sold or delivered, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to applicable laws and regulations of Korea. Furthermore, the notes may not be resold to any Korean resident unless such Korean resident as the purchaser of the resold notes complies with all applicable regulatory requirements (including, without limitation, reporting or approval requirements under the FETA and regulations thereunder) relating to the purchase of the resold notes.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), State Street has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS

Certain legal matters in connection with the offering of the notes will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP. The underwriters have been represented by Cravath, Swaine & Moore LLP.

EXPERTS

The consolidated financial statements of State Street Corporation appearing in State Street Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of State Street Corporation’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and State Street Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.statestreet.com. Our website is not a part of this prospectus supplement or the accompanying prospectus.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus supplement and accompanying prospectus and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus supplement and accompanying prospectus.

We incorporate by reference the documents listed below (File No. 001-07511) and all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•

The portions of our definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Shareholders specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022; and

•	Current Reports on Form 8-K filed on January 30, 2024, January 31, 2024 and February 8, 2024.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

State Street Corporation

One Congress Street

Boston, Massachusetts 02114

Telephone: (617) 786-3000

Attn: Corporate Secretary

PROSPECTUS

State Street Corporation

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Units

Warrants

We may offer and sell securities from time to time in one or more offerings.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on The New York Stock Exchange under the symbol “STT.”

Investing in these securities involves certain risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

These securities are not deposits or other obligations of a bank and, unless the applicable prospectus supplement so indicates, are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other federal agency.

Our principal executive offices are located at One Lincoln Street, Boston, Massachusetts 02111 and our telephone number is (617) 786-3000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 28, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended, which we refer to as the “Securities Act”, utilizing an automatic “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information”.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

The terms “State Street,” “we,” “our,” “ours” and “us” refer to State Street Corporation, which is a financial holding company headquartered in Boston, Massachusetts, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “State Street Bank” mean State Street Bank and Trust Company, which is our principal banking subsidiary.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.statestreet.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-07511) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Form 10-K”) as filed with the SEC on February 17, 2022 including the information specifically incorporated by reference into the 2021 Form 10-K from our definitive proxy statement for the 2022 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022 as filed with the SEC on April 27, 2022;

•	Current Reports on Form 8-K as filed with the SEC on February 7, 2022, March 28, 2022, May 9, 2022, May 13, 2022, and May 23, 2022; and

•

The description of our common stock contained in our Registration Statement on Form 8-A (relating to our common stock) filed on January  18, 1995 and, updated on March  7, 1995 as further updated and superseded by the description of our common stock contained in Exhibit 4.1 to the 2021 Form 10-K and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

State Street Corporation

One Lincoln Street

Boston, Massachusetts 02111

Telephone: (617) 786-3000

Attn: Corporate Secretary

FORWARD-LOOKING STATEMENTS

This prospectus, as well as other reports and proxy materials submitted by us under the Exchange Act, registration statements filed by us under the Securities Act, our annual report to shareholders and other public statements we may make, may contain statements (including statements in our Management’s Discussion and Analysis included in such reports, as applicable) that are considered “forward-looking statements” within the meaning of U.S. securities laws, including statements about our goals and expectations regarding our business, financial and capital condition, results of operations, strategies, cost savings and transformation initiatives, investment portfolio performance, dividend and stock purchase programs, acquisitions (including, without limitation, our planned acquisition of Brown Brothers Harriman’s Investor Services business), outcomes of legal proceedings, market growth, joint ventures and divestitures, client growth and new technologies, services and opportunities, as well as industry, governmental, regulatory, economic and market trends, initiatives and developments, the business environment and other matters that do not relate strictly to historical facts. Terminology such as “plan,” “expect,” “intend,” “objective,” “forecast,” “outlook,” “believe,” “priority,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms, are intended to identify forward-looking statements, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the U.S. and global economies, regulatory environment and the equity, debt, currency and other financial markets, as well as factors specific to State Street and its subsidiaries, including State Street Bank. Factors that could cause changes in the expectations or assumptions on which forward-looking statements are based cannot be foreseen with certainty and include the factors described in our 2021 Form 10-K under the headings “Risk Factors Summary” and “Risk Factors” and elsewhere in the 2021 Form 10-K, including under “Management’s Discussion and Analysis.”

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed in this section and elsewhere in this prospectus and documents incorporated herein by reference or disclosed in our other SEC filings, including the risk factors described in the 2021 Form 10-K. Forward-looking statements in this prospectus and the documents incorporated herein by reference should not be relied on as representing our expectations or assumptions as of any time subsequent to the time this prospectus is filed with the SEC. We undertake no obligation to revise our forward- looking statements after the time they are made. The factors discussed herein are not intended to be a complete statement of all risks and uncertainties that may affect our businesses. We cannot anticipate all developments that may adversely affect our business or operations or our consolidated results of operations, financial condition or cash flows.

Forward-looking statements should not be viewed as predictions and should not be the primary basis on which investors evaluate State Street. Any investor in State Street should consider all risks and uncertainties disclosed in our SEC filings, described above under “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov or on the “Investor Relations” section of our corporate website at www.statestreet.com. We note that all website addresses given in this prospectus are for information only and are not intended to be an active link or to incorporate any website information into this document.

STATE STREET CORPORATION

State Street Corporation is a financial holding company organized in 1969 under the laws of the Commonwealth of Massachusetts. Through our subsidiaries, including our principal banking subsidiary, State Street Bank and Trust Company, referred to as State Street Bank, we provide a broad range of financial products and services to institutional investors worldwide, with $41.72 trillion of assets under custody and/or administration and $4.02 trillion of assets under management as of March 31, 2022.

As of March 31, 2022, we had consolidated total assets of $322.35 billion, consolidated total deposits of $251.04 billion, consolidated total shareholders’ equity of $26.22 billion and approximately 39,335 employees. We operate in more than 100 geographic markets worldwide, including the United States, Canada, Latin America, Europe, the Middle East and Asia.

Our operations are organized into two lines of business: Investment Servicing and Investment Management, which are defined based on products and services provided.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “STT.” Our executive offices are located at One Lincoln Street, Boston, Massachusetts 02111, and our telephone number is (617) 786-3000.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, without limitation, working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing of outstanding indebtedness, share repurchases (including, but not limited to, repurchases of our common stock), dividends, funding potential future acquisitions and satisfaction of other obligations.

DESCRIPTION OF DEBT SECURITIES

The senior debt securities will be issued under an indenture dated as of October 31, 2014, between us and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association, as senior trustee, which we refer to as the original senior indenture, as supplemented by the first supplemental indenture, dated as of May 8, 2017 between us and the senior trustee, which we refer to as the first senior supplemental indenture. We refer to the original senior indenture as amended by the first senior supplemental indenture as the senior indenture. The original senior indenture and the first senior supplemental indenture are filed as exhibits to and incorporated by reference into the registration statement of which this prospectus forms a part.

The subordinated debt securities will be issued under an indenture dated as of October 31, 2014, between us and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as subordinated trustee, which we refer to as the original subordinated indenture, as amended by the first supplemental indenture, dated as of November 2, 2017 between us and the subordinated trustee, which we refer to as the first subordinated supplemental indenture. We refer to the original subordinated indenture as amended by the first subordinated supplemental indenture as the subordinated indenture. We refer to the senior indenture and the subordinated indenture, as each may be amended or supplemented from time to time, individually as an indenture and collectively as the indentures. The original subordinated indenture and the first subordinated supplemental indenture are filed as exhibits to and, in the case of the original subordinated indenture, incorporated by reference into the registration statement of which this prospectus forms a part. For purposes of this section entitled “Description of Debt Securities,” references to “State Street,” “we,” “our,” “ours” and “us” relate only to State Street Corporation and not its subsidiaries.

The following summaries of the material terms of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, the specific text of the respective indentures, including the definitions of terms. The following summaries describe the general terms and provisions of the debt securities to be offered by prospectus supplement. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in the prospectus supplement relating to such offered securities.

The senior debt securities will be unsecured and will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of State Street. The subordinated debt securities will be unsecured and will be subordinated to all existing and future senior indebtedness as described under “Description of Debt Securities—Subordination” and “—Subordinated Debt Securities” beginning on page 6. We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as our creditors from such distribution) is junior to the rights of creditors of that subsidiary. In addition, dividends, loans and advances from certain of our banking subsidiaries, including State Street Bank, to us and our non-banking subsidiaries are restricted by law.

General

We may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. We also may, from time to time, incur additional indebtedness that is senior to the debt securities. Neither the indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness which may be incurred or other securities that may be issued by us or our subsidiaries, including indebtedness that may rank senior to the debt securities.

We may issue debt securities upon the satisfaction of conditions contained in the indentures. The applicable prospectus supplement will include the terms of each series of debt securities being offered, including:

•	the title of the debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	the person to whom any interest shall be payable;

•	the date or dates on which the principal is payable;

•

the rate or rates at which the debt securities shall bear interest, if any; the date or dates from which any such interest shall accrue; the dates on which any such interest shall be payable; and the record date for any such interest payable on any interest payment date;

•	the place or places where the principal of and any premium and interest on debt securities of the series shall be payable;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at the option of State Street;

•	the obligation to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of the holder thereof;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities of the series shall be issuable;

•	any index used to determine the amount of payment of principal of, and any premium and interest on, the debt securities;

•

if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on debt securities of the series shall be payable;

•

if debt securities of the series are to be payable, at our election or at the election of the registered holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such debt securities as to which such election is made shall be payable;

•	if other than the entire principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

•	the manner in which the amount that shall be deemed to be the principal amount of the debt securities on or prior to the maturity date shall be determined;

•	whether the debt securities (in whole or any specified part thereof) are to be defeasable, and the manner in which the election to defease the debt securities shall be evidenced;

•	whether the debt securities are to be issued in global form;

•

any additional or different events of default that apply to the debt securities of the series and any change in the rights of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

•	any additional or different covenants that apply to the debt securities of the series;

•	with respect to subordinated debt securities, whether any changes to the subordination provisions of the subordinated indenture will apply;

•	any special tax implications of such series of debt securities; and

•	any other terms of the debt securities of that series.

We may issue debt securities under the indentures upon the exercise of warrants to purchase debt securities. Please see “Description of Warrants.” Nothing in the indentures or in the terms of the debt securities will prohibit the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

Debt securities may be issued as original issue discount securities that bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. In the event that the maturity of any original issue discount security is accelerated, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the applicable prospectus supplement, the terms of such security and the relevant indenture, but will be an amount less than the amount payable at the maturity of the principal of such original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

In the event any sinking fund is established for the retirement of debt securities of any series, we may satisfy all or any part of the sinking fund payments with debt securities of such series under certain circumstances and to the extent provided for by the terms of such debt securities.

We will have the ability under the indentures to reopen a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue additional series of debt securities with the same terms as the previously issued series.

Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indentures and the debt securities will not protect holders in the event of a sudden decline in our creditworthiness that might result from a recapitalization, restructuring or other highly leveraged transaction.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, we will issue each series of debt securities in registered form only, without coupons and in denominations of $1,000 or integral multiples thereof. Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the office or agency of State Street maintained for such purpose.

No service charge will be made for any transfer or exchange of the debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

Unless otherwise indicated in the applicable prospectus supplement, we will pay principal of and any premium and interest on the debt securities to the holders of record at the office or agency of State Street maintained for such purpose. However, at our option, we may pay any interest by check mailed to the holders of record of registered debt securities at their registered addresses.

Events of Default under the Senior Indenture

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture:

•	default in the payment of any interest on the debt securities when due, which continues for 30 days;

•	default in the payment of any principal of, or premium on, the debt securities when due, which continues for 30 days; and

•	specified events of bankruptcy, insolvency or reorganization of State Street Corporation.

No other defaults under or breaches of the senior indenture or any senior debt securities will result in an event of default, whether after notice, the passage of time or otherwise. For example and for the avoidance of doubt, the bankruptcy, insolvency or reorganization of State Street Bank, whether in a voluntary or involuntary proceeding, will not constitute a default or event of default under the senior indenture. However, certain events may give rise to a covenant breach, as described below under “—Covenant Breaches.”

Senior debt securities issued by us prior to the date of the first supplemental indenture (the “Pre-2017 Senior Debt”) contain events of default that are different from those set forth above. In particular:

•

The events of default applicable to the Pre-2017 Senior Debt do not provide for a 30-day cure period with respect to any failure by us to pay the principal of, or premium on, those senior debt securities;

•

The Pre-2017 Senior Debt contains an additional event of default that is applicable if we fail to perform any of the covenants contained in the terms and conditions of, or the indenture governing, those senior debt securities and that failure continues for 90 days; and

•

The events of default applicable to most series of Pre-2017 Senior Debt provide that specified events of bankruptcy, insolvency or reorganization of State Street Bank would constitute an event of default with respect to those senior debt securities.

Accordingly, if we fail to pay the principal of, or premium on, any series of Pre-2017 Senior Debt when due, the holders of such senior debt securities would be entitled to declare their securities due and payable immediately, whereas holders of the senior debt securities issued under the senior indenture and offered pursuant to this prospectus would not be entitled to accelerate the senior debt securities offered hereby until 30 days after our failure to pay the principal of, or premium on, the senior debt securities issued under the senior indenture that we are offering pursuant to this prospectus. In addition, holders of the senior debt securities offered pursuant to this prospectus will not have the benefit of the additional events of default described above that are applicable to the Pre-2017 Senior Debt.

Covenant Breaches under the Senior Indenture

Unless otherwise indicated in the applicable prospectus supplement, a “covenant breach” would occur under the senior indenture with respect to a series of senior debt securities upon:

•	default in the deposit of any sinking fund payment; or

•

default in the performance of any obligation contained in the senior indenture (other than a covenant a default in whose performance is an event of default described above) for the benefit of debt securities of that series, which continues for 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in outstanding principal amount of the debt securities of such series.

A covenant breach is not an event of default with respect to any senior debt security issued under the senior indenture.

Remedies if an Event of Default or Covenant Breach under the Senior Indenture Occurs

If an event of default under the senior indenture occurs and is continuing for any series of senior debt securities, other than an event of default resulting from a voluntary bankruptcy, insolvency or reorganization of State Street Corporation, the senior trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of all the securities of that series, or any lesser amount provided for in the debt securities of that series, to be due and payable or deliverable immediately. The senior debt securities will automatically be accelerated upon the occurrence of an event of default resulting from a voluntary bankruptcy, insolvency or reorganization of State Street Corporation.

For senior debt securities issued under the senior indenture, acceleration will not be permitted for reasons other than a specified payment default or insolvency event that constitutes an event of default in respect of such securities. Except as described below, neither the senior trustee nor any holders of such securities will have any enforcement right or other remedy in respect of covenant breaches (including covenant breaches with respect to the covenant described below under “—Consolidation, Merger and Sale of Assets”).

At any time after the trustee or the holders have accelerated any series of senior debt securities, but before the senior trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration and any event of default giving rise to such declaration shall not be deemed to have occurred.

The holders of a majority in principal amount of the outstanding senior debt securities of any series may waive a default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default or a covenant breach in respect of the relevant securities.

In the case of a default in the payment of interest or principal, or premium, if any, that continues for 30 days, State Street will be required, upon the demand of the trustee, to pay to it, for the benefit of the holders of the senior debt securities, the whole amount then due and payable on such debt securities for principal and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, and premium, if any, and on any overdue interest, at the rate or rates prescribed in such senior debt securities.

In the case of any event of default or a covenant breach, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of such debt securities by such appropriate judicial proceedings as the trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any such covenant or agreement or in aid of the exercise of any power granted in the indenture, or to enforce any other proper remedy. However, in the case of a covenant breach or any other default that does not constitute an event of default, neither the trustee nor the holders of senior debt securities will be entitled to accelerate the maturity of such senior debt securities—that is, they will not be entitled to declare the principal of such securities to be immediately due and payable because of such covenant breach or other default.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that any such direction is not in conflict with any rule of law or the indenture and the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction. Subject to the provisions of the indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

No holder of any senior debt security of any series will have the right to institute a proceeding with respect to the indenture or for any remedy thereunder, unless:

•	that holder previously has given to the trustee written notice of a continuing event of default or a covenant breach with respect to debt securities of that series;

•

the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series also shall have offered the trustee reasonable indemnity and made written request to the trustee to institute such proceeding as trustee;

•	the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request; and

•	the trustee shall have failed to institute such proceeding within 60 days.

However, any holder of a senior debt security has the absolute right to institute suit for any defaulted payment after the due dates for payment under that debt security.

We are required to furnish to the senior trustee annually a statement as to the performance of our obligations under the senior indenture and as to any default in such performance. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default or a covenant breach in respect of the relevant securities.

Modification and Waiver

Each indenture may be modified and amended by us and the applicable trustee with the consent of holders of at least a majority in principal amount of each series of debt securities affected. However, without the consent of each holder of any debt security affected, we may not amend or modify any indenture to:

•	change the stated maturity date of the principal or any installment of principal or interest on, any debt security;

•	reduce the principal amount or the rate of interest on, or any premium payable upon the redemption of, any debt security;

•

reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security;

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

•

reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default.

From time to time we and the applicable trustee may, without the consent of the holders of the debt securities, waive or supplement each indenture for specified purposes, including, among other things:

•	evidencing the succession of another person to State Street;

•	adding to the covenants of State Street for the benefit of the holders of all or any series of debt securities or surrendering any right or power conferred on State Street in the indentures;

•

adding any additional events of default for the benefit of the holders of all or any series of debt securities and, under the subordinated indenture, adding additional defaults for the benefit of all or any series of subordinated debt securities;

•

adding or changing any provisions to permit or facilitate the issuance of debt securities in bearer form, or to permit or facilitate the issuance of debt securities in certificated, uncertificated or global form;

•

adding to, changing or eliminating any of the provisions of the indentures, provided that any such addition, change or elimination shall not apply to any outstanding debt securities nor modify the rights of any holder of any such outstanding debt securities, or shall become effective only when there is no debt security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision;

•	securing the debt securities of any series or provide for guarantees of the debt securities of any series;

•	establishing the form or terms of debt securities of any series;

•

evidencing and providing for the acceptance of appointment under the indentures by a successor trustee with respect to the debt securities of one or more series and adding to or changing any of the provisions of the indentures as shall be necessary to provide for or facilitate the administration of the trusts under the indentures by more than one trustee;

•

curing an ambiguity, correcting or supplementing any provision of the indenture which may be defective or inconsistent with any other provision thereof, or making any other provisions with respect to matters or questions arising under the indenture, not adversely affecting the interests of the holders of record of debt securities of any series in any material respect; and

•

conforming the text of the applicable indenture or the debt securities of any series to any provision of this section entitled “Description of Debt Securities” or any similarly captioned section in this prospectus, as supplemented by any applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, partnership, trust company or trust, and we may convey, transfer or lease all or substantially all of our assets to any corporation, partnership, trust company or trust, provided that (other than in the case of the conveyance, transfer or lease of our properties and assets substantially as an entirety to one or more of our subsidiaries):

•

the resulting corporation, partnership, trust company or trust, if other than us, is organized and existing under the laws of the United States or any U.S. state and assumes all of our obligations on the debt securities under the indentures;

•

immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of us or any subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no default, and no event that, after notice or lapse of time or both, would become a default, shall have happened and be continuing under the subordinated indenture;

•

immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of us or any subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default (or, with respect to any series of senior debt securities issued under the senior indenture, a covenant breach), and no event that, after notice or lapse of time or both, would become an event of default (or, with respect to any series of senior debt securities issued under the senior indenture, a covenant breach), shall have happened and be continuing under the senior indenture; and

•

we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

The surviving business entity will succeed to, and be substituted for, us under the senior indenture and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.

Regarding the Trustees

U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association is the trustee under the senior indenture. Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), is the trustee under the subordinated indenture. We and certain of our subsidiaries, including State Street Bank, maintain banking relations with the trustees in the ordinary course of business.

Limitation Upon Disposition of Voting Stock of State Street Bank

The senior indenture prohibits us and any subsidiary of ours that owns voting stock in State Street Bank, so long as any of the senior debt securities are outstanding, from selling or otherwise disposing of, or granting a security interest in or permitting the issuance of, any voting stock or any security convertible or exercisable into voting stock of State Street Bank or any of our subsidiaries that owns voting stock, or any security convertible or exercisable into voting stock, of State Street Bank, except that this restriction does not apply to dispositions made by us or any subsidiary or issuances if after giving effect to such disposition or issuance and any potential dilution, we (directly or indirectly through one or more subsidiaries) will own in the aggregate at least 80% of the voting stock of State Street Bank free and clear of any security interest.

In addition, the restriction does not apply to:

•	mergers between us and State Street Bank, or any other corporations, subject to the merger limitations in the senior indenture; or

•

mergers between State Street Bank and any other U.S. corporation so long as (i) we (directly or indirectly through one or more subsidiaries) will own in the aggregate at least 80% of the voting stock of the resulting entity and (ii) no event of default (and, with respect to any series of senior debt securities issued under the senior indenture, no covenant breach) and no event that, after notice or lapse of time or both, would become an event of default (or, with respect to any series of debt securities issued under the senior indenture, a covenant breach) shall have happened and be continuing under the senior indenture.

The subordinated indenture does not contain a similar restriction on our ability to engage in or permit such transactions to occur.

Defeasance

If the prospectus supplement relating to the debt securities of a series so specifies, we may, at our option and at any time, elect to have all of the obligations discharged with respect to the outstanding debt securities of a particular series, except for:

•	the rights of holders of debt securities to receive payments of principal, any premium and interest from the trust referred to below when those payments are due;

•

our obligations with respect to the debt securities concerning issuing temporary debt securities; registration of transfers of debt securities, mutilated, destroyed, lost or stolen debt securities; the maintenance of an office or agency for payment; and money for payments with respect to the debt securities being held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the provisions of the indenture relating to such a discharge of obligations.

A discharge of this type is referred to as “legal defeasance.”

In addition, other than our covenant to pay the amounts due and owing with respect to the debt securities of a particular series, we may elect to have our obligations as the issuer of debt securities of any series released with respect to certain covenants, including in the case of the senior indenture, the limitation on the disposition of voting stock of State Street Bank described above, applicable to the debt securities of such series. Thereafter, any failure to comply with those obligations will not constitute a default or event of default (or, with respect to any series of senior debt securities, a covenant breach) with respect to the debt securities of such series. If such a release of our covenants occurs, our failure to perform or a breach of the covenants or warranties defeased will no longer constitute an event of default (or, with respect to any series of senior debt securities, a covenant breach) with respect to those debt securities. A discharge of this type is referred to as “covenant defeasance.”

To exercise either a legal defeasance or a covenant defeasance, certain conditions must be met, including, among other things:

•

we shall have deposited irrevocably with the trustee as trust funds in trust, in each case, in an amount, in U.S. dollars or U.S. government obligations, which through the payment of interest, principal and premium, if any, in respect thereof in accordance with their terms, will provide an amount sufficient to pay the entire amount of the debt securities;

•

an opinion of independent counsel shall have been delivered to the trustee to the effect that the holders of the debt securities of such series will have no federal income tax consequences as a result of such deposit and termination, which opinion in the case of legal defeasance shall also state that we have received a ruling from the Internal Revenue Service or there has been a change in federal income tax law since the date of the applicable indenture;

•

with respect to defeasance under the senior indenture, no event of default or covenant breach shall exist or be caused by the defeasance and with respect to defeasance under the subordinated indenture, no default shall exist or be caused by the defeasance; and

•	the defeasance shall not cause a default or breach under any of our other agreements or instruments.

Subordinated Debt Securities

Other than the terms of the subordinated indenture and the subordinated debt securities relating to subordination and events of default, absence of restrictive covenants applicable with respect to subordinated debt securities, and as otherwise described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and the subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

The subordinated debt securities will be our direct, unsecured obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will rank equally with all of our outstanding subordinated indebtedness that is not specifically stated to be junior to the subordinated debt securities. As of the date of this prospectus, our 3.10% Senior Subordinated Notes due 2023 (the “2023 Subordinated Notes”), our 2.200% Senior Subordinated Notes due 2031 (the “2031 Subordinated Notes”) and our Fixed-to-Floating Rate Senior Subordinated Notes due 2034 (the “2034 Subordinated Notes” and together with the 2023 Subordinated Notes and the 2031 Subordinated Notes, the “Subordinated Notes”) are our only outstanding subordinated debt securities under the subordinated indenture.

Subordination

The subordinated debt securities will be subordinated in right of payment to all senior indebtedness (as defined below). In certain circumstances relating to our liquidation, dissolution, winding up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities. In addition, holders of subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation, or similar proceeding.

Events of Default under the Subordinated Indenture

Unless otherwise indicated in the applicable prospectus supplement, an event of default with respect to subordinated debt securities under the subordinated indenture is limited to certain events involving the bankruptcy, insolvency or reorganization of State Street Corporation.

Defaults under the Subordinated Indenture

Unless otherwise indicated in the applicable prospectus supplement, the following are “defaults” with respect to subordinated debt securities under the subordinated indenture:

•	default in the payment of any interest when due, which continues for 30 days;

•	default in the payment of any principal or premium when due, which continues for 30 days;

•	default in the deposit of any sinking fund payment when due;

•

default in the performance of any other obligation contained in the senior indenture for the benefit of debt securities of that series, which continues for 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in outstanding principal amount of the series; and

•	any other default provided with respect to subordinated debt securities of that series.

For the avoidance of doubt, the bankruptcy, insolvency or reorganization of State Street Bank, whether in a voluntary or involuntary proceeding, will not constitute a default or event of default under the subordinated indenture although the bankruptcy, insolvency or reorganization of State Street Bank will constitute a default (but not an event of default) with respect to the Subordinated Notes.

Remedies if an Event of Default or Default under the Subordinated Indenture Occurs

The subordinated debt securities will automatically be accelerated only upon the occurrence of an “event of default” resulting from a voluntary bankruptcy, insolvency or reorganization of State Street Corporation or the consent by State Street Corporation to relief under, or the taking of certain actions by State Street with respect to, certain insolvency laws. If an event of default resulting from the involuntary bankruptcy, insolvency or reorganization of State Street Corporation occurs and is continuing, the subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of all the securities of that series, or any lesser amount provided for in the debt securities of that series, to be due and payable or deliverable immediately. There will be no right of acceleration of the payment of principal upon any other default, including payment defaults under the subordinated indenture or in the performance of any covenant or agreement in the subordinated indenture or subordinated securities.

In the case of a default (which, for clarity, is different from an “event of default” for the subordinated debt securities) in the payment of interest or principal, or premium, if any, State Street will be required, upon the demand of the subordinated trustee, to pay to it, for the benefit of the holders of the subordinated debt securities, the whole amount then due and payable on such subordinated debt securities for principal, and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, and premium, if any, and on any overdue interest, at the rate or rates prescribed in such subordinated debt securities. If we fail to pay such amounts, upon demand, the subordinated trustee may institute a judicial proceeding for the collection of the amounts due and unpaid, to collect such amounts payable. In the case of any default with respect to the subordinated debt securities, the subordinated trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the subordinated debt securities by such appropriate judicial proceedings as the trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any such covenant or in aid of the exercise of any power granted in the subordinated indenture, or to enforce any other proper remedy.

In the event of the acceleration of the maturity of any subordinated debt securities, all senior indebtedness will have to be repaid before any payment can be made on the subordinated debt securities.

In addition, during the continuance of any default in the payment of principal, premium or interest on senior indebtedness, no payment may be made on the subordinated debt securities if notice of such default has been given and certain judicial proceedings commenced or if judicial proceedings are pending in respect of such default.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover proportionately less than holders of senior indebtedness and may recover proportionately more than holders of the subordinated debt securities.

Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, senior indebtedness is defined in the subordinated indenture as the principal of, premium, if any, and interest on:

•	indebtedness of ours for money borrowed;

•	similar obligations of ours arising from off-balance sheet guarantees and direct credit substitutes;

•

all obligations of ours for claims in respect of derivative products such as interest rate and foreign exchange contracts, commodities contracts and similar arrangements (and for purposes of this definition, “claim” shall have the meaning assigned thereto in Section 101(4) of the Bankruptcy Code of 1978, as amended and in effect on the date of this prospectus); and

•	any deferrals, renewals or extensions of any senior indebtedness in each case, whether outstanding on the date of this prospectus or thereafter created, assumed or incurred, provided that in each case senior indebtedness shall not include (a) the subordinated debt securities; (b) the 2023 Subordinated Notes; and (c) such other indebtedness of ours as is by its terms expressly stated not to be senior in right of payment to, or to rank pari passu with, the subordinated debt securities or the other securities referred to in clause (b).

The term “indebtedness for money borrowed” means any obligation of ours, or any obligation guaranteed by, us for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

The subordinated indenture does not limit or prohibit the incurrence by us or any of our subsidiaries, including State Street Bank, of additional senior indebtedness or other financial obligations, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations.

The subordinated debt securities shall rank equal in right of payment with each other.

The prospectus supplement may further describe or alter the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

Governing Law

Both indentures are, and the senior debt securities and subordinated debt securities will be, governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

The following summary contains a description of the general terms and provisions of the preferred stock that we may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to our Restated Articles of Organization, as amended, and the certificate of designation that will be filed with the SEC in connection with the offering of a particular series of preferred stock. For purposes of this section entitled “Description of Preferred Stock,” references to “State Street,” “we,” “our,” “ours” and “us” relate only to State Street Corporation and not its subsidiaries.

General

Our articles of organization permit our board of directors to authorize the issuance of up to 3,500,000 shares of preferred stock, without par value, in one or more series, without shareholder action. Of such number of shares of preferred stock, 7,500 shares have been designated as Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, or the series D preferred stock, 7,500 shares have been designated as Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, or the series F preferred stock, 5,000 shares have been designated as Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series G, or the series G preferred stock and 5,000 shares have been designated as Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series H, or the series H preferred stock. The board of directors can determine the rights, preferences and limitations of each series. Therefore, without shareholder approval, our board of directors can authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of our common stockholders. We redeemed all of the issued and outstanding shares of our series B preferred stock in 2009, all of the issued and outstanding shares of our series A preferred stock in 2012, all of the issued and outstanding shares of our series E preferred stock in 2019, all of the outstanding shares of our series C preferred stock in 2020 and 5,000 of the 7,500 outstanding shares of Series F preferred stock in 2021. As of March 31, 2021, 7,500 shares of our series D preferred stock, 2,500 shares of our Series F preferred stock, 5,000 shares of our Series G preferred stock and 5,000 shares of our Series H preferred stock were outstanding. All of our outstanding shares of preferred stock are represented by depositary shares.

The preferred stock will have the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors. In addition, holders of shares of each series of preferred stock may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation, or similar proceeding.

One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult or to discourage an attempt by a potential acquirer to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise. The issuance of these shares of capital stock may defer or prevent a change in control of us without any further shareholder action.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Any outstanding preferred stock has a preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, winding up or dissolution, and such other preferences as may be fixed by our board of directors. In particular, unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to the priority of the payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up, rank:

•

senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the junior securities);

•	equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the parity securities); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Unless the terms of any preferred stock specifically provide that it will rank junior or senior to our series D preferred stock, series F preferred stock, series G preferred stock or series H preferred stock, each such series of preferred stock will be parity securities with respect to such preferred stock. The consent of at least two-thirds of the outstanding shares of each of our series D preferred stock, series F preferred stock, series G preferred stock and series H preferred stock, voting separately as separate classes, is required for us to authorize any class or series of capital stock that would rank senior to such series of preferred stock with respect to the payment of dividends or the distribution of assets on our liquidation, winding up or dissolution.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or non-cumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of non-cumulative preferred stock, then the holders of that non-cumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock (i) in the case of a series of preferred stock with cumulative dividend rights, for all dividend periods, and (ii) in the case of the series D preferred stock, series F preferred stock, series G preferred stock, series H preferred stock, and any other series of preferred stock without cumulative dividend rights, for the then most recently completed dividend period.

Our ability to pay dividends on our preferred stock is also subject to regulations and policies established by the Federal Reserve, including its capital planning requirements.

Rights Upon Liquidation

If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock, including any parity securities, will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a bank holding company, our rights, the rights of our creditors and the rights of our stockholders, including the holders of any series of preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option with prior Federal Reserve approval. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. Any redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Under current regulations, bank holding companies may not exercise any option to redeem shares of preferred stock included as Additional Tier 1 capital without the prior approval of the Federal Reserve. The factors the Federal Reserve currently considers in evaluating a proposed redemption by a bank holding company include, among other things, the capital plans and stress tests submitted by the bank holding company, the bank holding company’s ability to meet and exceed minimum regulatory capital ratios under stressed scenarios, its expected sources and uses of capital over the planning horizon (generally a period of two years) under baseline and stressed scenarios, and any potential impact of changes to its business plan and activities on its capital adequacy and liquidity, although the Federal Reserve may change these factors at any time.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as set forth below or as otherwise required by law or in our articles of organization.

In addition, if the dividends on the series D preferred stock, series F preferred stock, series G preferred stock, series H preferred stock or any preferred stock designated as ranking equally with each such series of preferred stock as to the payment of dividends (whether non-cumulative or cumulative) and with like voting rights, referred to as voting parity securities, have not been paid,

•

in the case of the series D preferred stock, series F preferred stock, series G preferred stock and series H preferred stock, and voting parity securities bearing non-cumulative dividends, in an aggregate amount equal to at least three semi-annual dividends or six quarterly dividends, as applicable (whether or not consecutive), or

•	in the case of voting parity securities bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods (whether or not consecutive),

then the authorized number of directors then constituting our board of directors will be increased by two. Holders of series D preferred stock, series F preferred stock, series G preferred stock and series H preferred stock, together with the holders of voting parity securities, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred stock directors. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. The election of any preferred stock director is also subject to the qualification that at no time shall our board of directors include more than two preferred stock directors (including all directors that holders of any series of voting parity securities are entitled to elect pursuant to like voting rights). In the event the holders of the series D preferred stock, series F preferred stock, series G preferred stock and series H preferred stock, and the holders of voting parity securities are entitled to elect preferred stock directors, such directors shall be initially elected following a nonpayment event described above only at a special meeting called at the request of the holders of series D preferred stock, series F preferred stock, series G preferred stock and series H preferred stock, and each other series of voting parity securities then outstanding (unless the request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of shareholders, in which event the election shall be held only at such next annual or special meeting of shareholders), and at each subsequent annual meeting of shareholders. When dividends have been paid in full on series D preferred stock, series F preferred stock, series G preferred stock and series H preferred stock, and any non-cumulative voting parity securities for dividend periods, whether or not consecutive, equivalent to at least one year after a nonpayment event and all dividends on any cumulative voting parity securities have been paid in full, then the right of the holders of the series D preferred stock, series F preferred stock, series G preferred stock and series H preferred stock to elect the preferred stock directors shall cease (subject to revesting of such voting rights in the case of any future nonpayment event). Upon the termination of these rights of the holders of preferred stock and voting parity securities to vote for preferred stock directors, the terms of office of the preferred stock directors shall forthwith terminate and the number of authorized directors of State Street will be reduced by the number of preferred stock directors that the holders of preferred stock and voting parity securities had been entitled to elect.

Under regulations adopted by the Federal Reserve, if the holders of one or more series of preferred stock are or become entitled to vote for or select our directors or to vote on or direct the conduct of our operations or other significant policies of ours, such series will be deemed a class of voting securities. In such a case, a company that directly or indirectly or acting through one or more other persons owns, controls, or has power to vote 25% or more of the series, that controls in any manner the election of a majority of our directors, or that otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). In addition, if one or more series is deemed to be a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain 5% or more of such series, and any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of such series.

While we do not believe the preferred stock are considered “voting securities” currently, holders of the preferred stock should consult their own counsel with regard to regulatory implications. A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the holders across all classes of stock.

Exchangeability

The holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

Transfer Agent and Registrar

Unless otherwise indicated in the applicable prospectus supplement, American Stock Transfer & Trust Company, LLC will be the transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights. For purposes of this section entitled “Description of Depositary Shares,” references to “State Street,” “we,” “our,” “ours” and “us” relate only to State Street Corporation and not its subsidiaries.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence with and paying certain charges to the depositary.

The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, our articles of organization and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of State Street, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges due to the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF COMMON STOCK

The following summary contains a description of the general terms and provisions of our common stock. You should refer to our restated articles of organization, as amended and our by-laws, as amended, which are filed as exhibits to the registration statement of which this prospectus forms a part. For purposes of this section entitled “Description of Common Stock,” references to “State Street,” “we,” “our,” “ours” and “us” relate only to State Street Corporation and not its subsidiaries.

General

We have up to 750,000,000 shares of authorized common stock, $1.00 par value per share, of which 367,114,788 shares were outstanding as of March 31, 2022.

Holders of our common stock are entitled to receive dividends if, as and when declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and the preferences of any class or series of preferred stock outstanding at the time of liquidation, to receive pro rata our net assets. We pay dividends on our common stock only if we have paid or provided for all dividends on our outstanding classes and series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods. Our ability to declare and pay dividends on our common stock is subject to certain restrictions. See “Business—Supervision and Regulation—Capital Planning, Stress Tests and Dividends” in our most recently filed Annual Report on Form 10-K. We generally are not permitted to purchase shares of our common stock unless full dividends are paid (or declared, with funds set aside for payment) on all outstanding shares of preferred stock.

Any outstanding preferred stock has a preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, winding up or dissolution, and such other preferences as may be fixed by our board of directors.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors has provided, or may provide in the future, with respect to preferred stock or any other class or series of preferred stock that the board of directors may hereafter authorize. See “Description of Preferred Stock.” Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights. There are no sinking fund provisions applicable to shares of our common stock.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “STT”. Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Restrictions on Ownership

The BHC Act requires any “bank holding company,” as defined in the BHC Act, to obtain the approval of the Federal Reserve prior to acquiring direct or indirect ownership or control of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our common stock under the Change in Bank Control Act. Any company that directly or indirectly or acting through one or more other persons owns, controls, or has power to vote 25% or more of our common stock, that controls in any manner the election of a majority of our directors, or that otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the BHC Act. Chapter 167A of the General Laws of Massachusetts requires any “bank holding company,” as defined in Chapter 167A, to obtain prior approval of the board of bank incorporation before (i) acquiring 5% or more of our common stock, (ii) acquiring all or substantially all of our assets or (iii) merging or consolidating with us.

Provisions of Our Articles of Organization and By-Laws And Massachusetts Law That May Have Anti-Takeover Effects

Certain provisions of our by-laws are designed to make it more difficult for an outsider who does not have the support of our board of directors to accomplish a takeover. These provisions: (1) provide that only our board of directors or the Chairman of the board of directors, or one or more shareholders holding at least 25 percent of all the votes entitled to be cast on any issue to be considered at a proposed special meeting, have the power to call a special meeting of shareholders; (2) specify that action by shareholders without a meeting requires the written approval of all shareholders entitled to vote on the action; and (3) provide that nominations and matters for shareholder action may only be made by advance written notice. While the foregoing provisions will not necessarily prevent take-over attempts, they may discourage an attempt to obtain control of us in a transaction not approved by our board of directors by making it more difficult for a third party to obtain control in a short time and impose its will on our remaining shareholders.

Our articles of organization provide that none of our directors will be liable to us or our shareholders for monetary damages for any breach of fiduciary duty, except to the extent such exculpation from liability is not permitted under Massachusetts law. This provision does not prevent shareholders from obtaining injunctive or other equitable relief against directors nor does it shield directors from liability under federal or state securities laws.

We are covered by the provisions of Chapter 110F of the Massachusetts General Laws, the so-called Business Combination Statute. Under Chapter 110F, a Massachusetts corporation with more than 200 shareholders may not engage in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless (i) the interested stockholder obtains the approval of the board of directors prior to becoming an interested stockholder, (ii) the interested stockholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time it becomes an interested stockholder or (iii) the business combination is approved by both the board of directors and the holders of two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). An “interested stockholder” is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 5% or more of the outstanding voting stock of the corporation. A “business combination” includes a merger, a stock or asset sale, and other transactions resulting in a financial benefit to the interested stockholder.

Our by-laws provide that the provisions of Chapter 110D of the Massachusetts General Laws, the so-called “Control Share Statute,” do not apply to us. However, we may in the future become subject to the statute if our board of directors votes to amend our by-laws so as to make them applicable to us. In general, if this statute were applicable it would provide that any person or entity that acquired 20% or more of our outstanding voting stock could not vote such stock unless our other shareholders were to so authorize such voting.

Section 8.06(b) of the Massachusetts Business Corporation Act, or the MBCA, provides that unless a corporation decides otherwise, the terms of directors of a public Massachusetts corporation shall be staggered by dividing the directors into three groups, as nearly equal in number as possible, with only one group of directors being elected each year. Sections 8.06(d) and (e) of the MBCA provide that when directors are so classified, (i) shareholders may remove directors only for cause, (ii) the number of directors shall be fixed only by the vote of the board of directors, (iii) vacancies and newly created directorships shall be filled solely by the affirmative vote of a majority of the remaining directors, and (iv) a decrease in the number of directors will not shorten the term of any incumbent director. Our board of directors opted out of this staggered board of directors requirement, and all of our directors currently serve for one-year terms and are elected annually. Under Section 8.06(c)(2) of the MBCA, our board of directors may opt into the staggered board of directors requirements of Section 8.06(b) and the application of Sections 8.06(d) and (e). If our board of directors opts into this structure, these provisions are likely to increase the time required for our shareholders to change the composition of the board of directors. For example, in general, at least two annual meetings would be necessary for shareholders to effect a change in a majority of the members of our board of directors. The provision for a classified board could prevent a party who acquires control of a large portion of our outstanding common stock from obtaining control of our board of directors until our second annual shareholders meeting following the date the acquirer obtains the stock interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue contracts obligating holders to purchase from us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of one or more purchase contracts and beneficial interests in:

•	debt securities of State Street Corporation or an entity unaffiliated with State Street Corporation, including U.S. Treasury securities; or

•

any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holder’s obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.

The purchase contracts may require us to make periodic payments to the holders of the units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including without limitation by pledging their interest in another purchase contract. For purposes of this section entitled “Description of Purchase Contracts and Units,” references to “State Street,” “we,” “our,” “ours” and “us” relate only to State Street Corporation and not its subsidiaries.

The applicable prospectus supplement will describe the terms of the purchase contracts and units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:

•	the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any additional terms of the governing unit agreement, if applicable;

•

any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, common stock, preferred stock, depositary shares, purchase contracts or warrants constituting the unit; and

•	any applicable material U.S. federal income tax consequences.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. For purposes of this section entitled “Description of Warrants,” references to “State Street,” “we,” “our,” “ours” and “us” relate only to State Street Corporation and not its subsidiaries.

The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any preferred stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and, the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of, and other provisions for changes or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

FORMS OF SECURITIES

Each debt security, depositary share, purchase contract, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities issued in book- entry form representing the entire issuance of securities. Unless otherwise specified in the applicable prospectus supplement, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, units or warrants represented by these global securities. Those who own beneficial interests in a global security will do so through participants in the depositary’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants, as we explain more fully below.

Global Securities

We may issue the debt securities, depositary shares, purchase contracts, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

Any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal or premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase contracts or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of State Street, the trustees, any warrant agent, unit agent or any other agent of State Street, agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based on directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The consolidated financial statements of State Street Corporation appearing in State Street Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021, and the effectiveness of State Street Corporation’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and State Street Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of State Street Corporation for the three-month periods ended March 31, 2022 and March 31, 2021, incorporated by reference in this Prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 27, 2022, included in State Street Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

$1,000,000,000

State Street Corporation

4.993% Senior Notes due 2027

Prospectus Supplement

March 13, 2024

Joint Book-Running Managers

Morgan Stanley

Blaylock Van, LLC

Scotiabank

UBS Investment Bank

Co-Managers

Cabrera Capital Markets LLC

CAVU Securities

Mischler Financial Group, Inc.

Tigress Financial Partners